SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 5, 2005

(Date of Report)

May 2, 2005

(Date of Earliest Event Reported)

US Wireless Online, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-61424 Commission File Number	82-0505220 (IRS Employer I.D. No.)

500 West Jefferson Street, Suite 2350

Louisville,  KY  40202

(Address of Principal Executive Offices)

(502) 891-4476

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2005, in an arms length transaction not involving any affiliates or related parties, US Wireless Online, Inc. (“USWL”) entered a definitive agreement with Lightyear Network Solutions, LLC (“Lightyear”).

In exchange for preferred wholesale pricing and performance based equity participation, Lightyear will exclusively promote and sell US Wireless broadband connectivity service to its Business Class customers in US Wireless Online’s expanding network coverage area.  Under the terms of the agreement Lightyear has agreed to sell a minimum of 1,000 Business Class wireless broadband circuits during the first year of the contract, a minimum of 2,500 during the second year and a minimum of 4,000 during the third year.

Lightyear (www.lightyearcom.com) was founded in 1993 by J. Sherman Henderson, III as a national sales and marketing organization providing telecommunication services and solutions to both commercial and residential customers. In the course of normal business, Lightyear serves more than 200,000 customers nationwide generating annual revenue of approximately $100 million through an independent national sales force of Lightyear Agent Partners.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

   (a)  Financial statements of businesses acquired.

None required.

   (b)  Pro forma financial information.

None required.

Exhibits.

10.0

Agreement between U.S. Wireless Online, Inc. and Lightyear Network Solutions, LLC dated May 2, 2005

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US WIRELESS ONLINE, INC.

DATE:  May 5, 2005

By: /s/ Rick Hughes

Rick Hughes

Chief Executive Officer

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